Exhibit 99.1 FOLIO DYNAMICS, INC. AND SUBSIDIARIES CONSOLIDATED FINANCIAL STATEMENTS DECEMBER 31, 2013

FOLIO DYNAMICS, INC. AND SUBSIDIARIES

INDEPENDENT AUDITORS’ REPORT

To the Board of Directors and Shareholders

Folio Dynamics, Inc.

Report on the Consolidated Financial Statements

We have audited the accompanying consolidated financial statements of Folio Dynamics, Inc. and Subsidiaries, which comprise the consolidated balance sheet as of December 31, 2013, and the related consolidated statements of operations, changes in stockholders’ deficiency, and cash flows for the year then ended, and the related notes to the consolidated financial statements.

Management’s Responsibility for the Consolidated Financial Statements

Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditors’ Responsibility

Our responsibility is to express an opinion on these consolidated financial statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the company’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Folio Dynamics, Inc. and Subsidiaries as of December 31, 2013, and the consolidated results of their operations and their cash flows for the year then ended in accordance with accounting principles generally accepted in the United States of America.

/s/ EisnerAmper LLP

Iselin, New Jersey

June 13, 2014, except for Note A [3], Note G and Note O as to which date is January 20, 2015

FOLIO DYNAMICS, INC. AND SUBSIDIARIES

Consolidated Balance Sheet

December 31, 2013 (restated)

(in thousands except per share data)

ASSETS
Current assets:
Cash	$5,164
Accounts receivable, net	3,737
Prepaid expenses and other current assets	653
Deferred tax asset	81

Total current assets	9,635

Property and equipment, net	1,081
Goodwill	7,178
Intangible assets, net	915
Certificates of deposit—restricted	86
Deferred financing costs and other	85

Total assets	$18,980

LIABILITIES AND STOCKHOLDERS’ DEFICIENCY
Current liabilities:
Current maturities of long-term debt	$686
Accounts payable	4,436
Accrued expenses and other current liabilities	2,461
Deferred revenue	1,911

Total current liabilities	9,494
Warrants to purchase convertible redeemable preferred stock	1,264
Deferred revenue	3,675
Long-term debt, net of current maturities	4,755
Deferred tax liability	787
Other liabilities	255

Total liabilities	20,230

Commitments and contingencies

Stockholders’ deficiency:
Preferred stock, $.001 par value, 4,000,000 shares authorized:
Series B convertible redeemable preferred stock:
1,732,551 shares designated; 1,711,078 shares issued and outstanding; liquidation value of $22,242	20,656
Series A-1 convertible redeemable preferred stock:
800,626 shares designated; 795,661 shares issued and outstanding; liquidation value of $11,462	11,221
Series A-2 convertible redeemable preferred stock:
297,279 shares designated; 249,772 issued and outstanding; liquidation value of $2,933	2,613
Common stock, $.001 par value; 8,000,000 shares authorized; 1,127,028 shares issued; 245,452 shares outstanding	1
Additional paid-in capital	—
Treasury stock, 882,576 shares at cost	(6,629)
Accumulated deficit	(29,112)

Total stockholders’ deficiency	(1,250)

Total liabilities and stockholders’ deficiency	$18,980

See accompanying notes to consolidated financial statements

FOLIO DYNAMICS. INC. AND SUBSIDIARIES

Consolidated Statement of Operations

For the year ended December 31, 2013 (restated)

(in thousands)

Revenue	$21,256

Operating expenses:
Cost of revenue	8,865
Sales and marketing	2,984
Research and development	4,870
General and administrative	5,090
Amortization of intangible assets	241

Total operating expenses	22,050

Operating loss	(794)

Other expense:
Interest expense	(657)
Change in fair value of warrants to purchase convertible redeemable preferred stock	(62)

Total other expense	(719)

Loss before income taxes	(1,513)
Provision for income taxes	225

Net loss	$(1,738)

See accompanying notes to consolidated financial statements

FOLIO DYNAMICS. INC. AND SUBSIDIARIES

Consolidated Statement of Changes in Stockholders’ Deficiency

(in thousands)

	Series B Convertible Redeemable		Series A-1 Convertible Redeemable		Series A-2 Convertible Redeemable		Common Stock		Additional Paid-in Capital	Treasury Stock		Accumulated Deficit	Total Stockholders’ Deficiency
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount		Shares	Amount
Balance at January 1, 2013	1,583	18,916	796	10,493	250	2,430	1,104	1	—	(883)	(6,629)	(26,503)	(1,292)
Accretion of convertible redeemable preferred stock issuance costs	—	85	—	92	—	9	—	—	(186)	—	—	—	—
Accretion of convertible redeemable preferred stock dividends	—	1,654	—	636	—	174	—	—	(1,558)	—	—	(906)	—
Stock based compensation—stock options	—	—	—	—	—	—	—	—	168	—	—	—	168
Stock based compensation—restricted stock	—	—	—	—	—	—	—	—	25	—	—	—	25
Stock options exercised	—	—	—	—	—	—	23	—	—	—	—	35	35
Preferred stock warrants exercised	129	1	—	—	—		—	—	1,551	—	—	—	1,552
Net loss	—	—	—	—	—	—	—	—	—	—	—	(1,738)	(1,738)

Balance at December 31, 2013 (restated)	1,712	$20,656	796	$11,221	250	$2,613	1,127	$1	$—	(883)	$(6,629)	$(29,112)	$(1,250)

See accompanying notes to consolidated financial statements

FOLIO DYNAMICS. INC. AND SUBSIDIARIES

Consolidated Statement of Cash Flows

For the year ended December 31, 2013 (restated)

(in thousands)

Cash flows from operating activities:
Net loss	$(1,738)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Depreciation and amortization	717
Amortization of deferred financing costs	19
Bad debt (recovery) expense	(82)
Stock based compensation expense	193
Deferred taxes	66
Change in fair value of preferred stock warrants	62
(Increase) decrease in:
Accounts receivable	(1,588)
Prepaid expenses and other assets	(444)
Increase (decrease) in:
Accounts payable and accrued expenses	2,359
Deferred revenue	(2,211)

Net cash (used in) provided by operating activities	(2,647)

Cash flows from investing activities:
Cash paid for acquisition of Access Partners assets	(1,250)
Payments for purchases of property and equipment	(249)

Net cash used in investing activities	(1,499)

Cash flows from financing activities:
Proceeds from borrowings of long-term debt	5,132
Principal payments of long-term debt	(5,080)
Proceeds from exercise of common stock options	35
Proceeds from exercise of preferred stock warrants	1

Net cash provided by financing activities	88

Net change in cash	(4,058)
Cash—beginning of year	9,222

Cash—end of year	$5,164

Supplemental disclosure of cash paid:
Interest	$534
Taxes	$124

Non-cash investing and financing activities:
Reclassification of preferred stock warrant liability to additional paid-in capital	$1,551
Accretion of preferred stock dividends	$2,464
Accretion of preferred stock issuance costs	$186
Contingent consideration in acquisition of Access Partners assets	$542

See accompanying notes to consolidated financial statements

FOLIO DYNAMICS, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

(dollar amounts in thousands except for per share amounts)

December 31, 2013

NOTE A—DESCRIPTION OF BUSINESS, LIQUIDITY, AND RESTATEMENT

[1] Description of business:

Folio Dynamics, Inc. and Subsidiaries (the “Company”) is a provider of wealth servicing business solutions targeted to brokerage firms, registered investment advisers, asset management firms and banks. The consolidated financial statements include the accounts of the Company’s wholly-owned subsidiaries which includes FDX Advisors Inc., (“FDX Advisors”) a registered investment advisor organized under the Investment Advisors Act of 1940 and two inactive entities: M3FN, LLC and AP Institutional Advisors, LLC. All significant intercompany accounts and transactions have been eliminated in consolidation.

On January 31, 2013, the Company acquired substantially all the assets of Access Partners LLC (“Access Partners”), a provider of investment consulting services to authorized trust companies, bank trust departments and affiliated registered investment advisers who provide discretionary and non-discretionary investment advisory services to their clients. See Note B.

The Company provides its customers with a license of, or hosted access to, the Company’s proprietary software application suite and services. Through the FDX Advisors subsidiary the Company provides custom investment program development and independent investment manager research and due diligence services.

[2] Liquidity:

The Company has experienced operating losses since its inception. Based on the current available cash and management’s projection of revenues and expenses the Company believes that it has, and will have, sufficient cash resources to fund its operations through at least December 31, 2014.

[3] Restatement of financial statements:

The December 31, 2013, consolidated financial statements have been restated to correct an error in the Company’s recognition of certain revenues earned by FDX Advisors. The Company had previously concluded that it acted as the principal in these transactions and thus recognized the related revenue on a gross basis. Upon further analysis it was determined that the Company acted in an agent capacity with the supplier being the primary obligor in the arrangement and not the Company.

The December 31, 2013 consolidated financial statements have also been restated to adjust certain estimates for state income taxes to the returns filed with the taxing authorities. These adjusted amounts are included in accrued expenses as of December 31, 2013.

On November 3, 2014 the Company was acquired by Actua Corporation (a public company) (“Actua”) for approximately $200,000. As a result of this transaction, the Company’s financial statements are required to be included in a filing with the Securities and Exchange Commission (“SEC”). Effective January 1, 2013, the Company had adopted Financial Accounting Standards Board Accounting Standards Update 2014-02 Intangibles – Goodwill and Other (Topic 350) (“ASU 2014-02”) which included alternative accounting guidance developed by the Private Company Council that permitted private companies to elect to amortize goodwill and to use a simpler impairment test at either the entity level or the reporting unit level. The Company had elected to amortize its goodwill on a straight line basis over ten years and to test goodwill for impairment at the entity level. As a result of the transaction with Actua and the requirement to include the Company’s financial statements in a filing with the SEC the Company is deemed to be a public business entity in accordance with ASU 2013-12 Definition of a Public Business Entity. Accordingly, the Company is required to unwind the adoption of ASU 2014-12 and to restate its financial statements for the year ended December 31, 2013.

FOLIO DYNAMICS, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

(dollar amounts in thousands except for per share amounts)

December 31, 2013

NOTE A—DESCRIPTION OF BUSINESS, LIQUIDITY, AND RESTATEMENT (CONTINUED)

[3] Restatement of financial statements (continued):

The effect of the restatement was as follows:

Balance Sheet Data

	December 31, 2013
	Previously Reported	Adjustments	Restated
Assets:
Total current assets	$9,554	81	$9,635
Property and equipment, net	1,081	—	1,081
Goodwill	6,466	712	7,178
Intangible assets, net	915	—	915
Certificates of deposit—restricted	86	—	86
Deferred financing costs and other	85	—	85

Total assets	$18,187	$793	$18,980

Liabilities and Stockholders’ Deficiency:
Total current liabilities	$9,381	$113	$9,494
Warrants to purchase convertible redeemable preferred stock	1,264	—	1,264
Deferred revenue	3,675	—	3,675
Long-term debt, net of current maturities	4,755	—	4,755
Deferred tax liability	—	787	787
Other liabilities	255	—	255

Total liabilities	19,330	900	20,230
Series B convertible redeemable preferred stock	20,656	—	20,656
Series A-1 convertible redeemable preferred Stock	11,221	—	11,221
Series A-2 convertible redeemable preferred Stock	2,613	—	2,613
Common stock	1	—	1
Additional paid-in capital	—	—	—
Treasury stock	(6,629)	—	(6,629)
Accumulated deficit	(29,005)	(107)	(29,112)

Total stockholders’ deficiency	(1,143)	(107)	(1,250)

Total liabilities and stockholders’ deficiency	$18,187	$793	$18,980

FOLIO DYNAMICS, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

(dollar amounts in thousands except for per share amounts)

December 31, 2013

NOTE A—DESCRIPTION OF BUSINESS, LIQUIDITY, AND RESTATEMENT (CONTINUED)

[3] Restatement of financial statements (continued):

Statement of Operations Data

	For the Year Ended December 31, 2013
	Previously Reported	Adjustments	Restated
Revenue	$32,748	$(11,492)	$21,256
Operating expenses	34,254	(12,204)	22,050

Operating loss	(1,506)	712	(794)
Total other expense	(719)	—	(719)

Loss before income taxes	(2,225)	712	(1,513)
(Benefit from) provision for income taxes	(594)	819	225

Net loss	$(1,631)	$(107)	$(1,738)

Statement of Cash Flows Data

	For the Year Ended December 31, 2013
	Previously Reported	Adjustments	Restated
Cash flows from operating activities:
Net income (loss)	$(1,631)	$(107)	$(1,738)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Depreciation and amortization	1,429	(712)	717
Deferred tax liability	(640)	706	66
Increase in accounts payable and accrued expenses	2,246	113	2,360

Net cash used in operating activities	$(2,647)	$—	$(2,647)

FOLIO DYNAMICS, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

(dollar amounts in thousands except for per share amounts)

December 31, 2013

NOTE B—ACQUISITION OF ACCESS PARTNERS

On January 31, 2013, the Company acquired substantially all the assets of Access Partners LLC (“Access Partners”). The primary reasons for the acquisition were to strengthen the Company’s market share in the bank trust channel and uniquely position the Company as a provider of a single wealth management platform that can be leveraged by both bank trusts and brokerages to manage the full advisory and portfolio management lifecycle. At closing, the Company delivered total consideration to Access Partners of $1,792.

The transaction was accounted for as a business combination at 100% of the fair value of the assets acquired. The consideration consisted of $1,250 in cash and additional contingent consideration. The contingent consideration arrangement requires the Company to pay the former owners of Access Partners $375 on May 15, 2014 and $375 on May 15, 2015 if certain revenue targets are met as defined in the agreement. The potential undiscounted amount of all future payments that the Company could be required to make under the contingent consideration arrangement is between $0 and $750. The fair value of the contingent consideration arrangement of $542 was estimated by applying the income approach. That measure is based on significant inputs that are not observable in the market (i.e., Level 3 inputs). Key assumptions include (1) a probability of achieving revenue targets of 75%—85%, and (2) a present value factor rate of 0.90. As of December 31, 2013, the amount recognized for the contingent consideration arrangement, the range of outcomes, and the assumptions used to develop the estimates had not changed.

The determination of the estimated fair value of the acquired assets required management to make significant estimates and assumptions. The fair value of the assets acquired were based on management estimates and values with the assistance of an outside independent appraisal.

Based on the purchase price allocation, the following table summarizes the estimated fair value of the assets acquired at the acquisition date.

Customer relationships	$611
Money manager contracts	381
Non-compete agreement	22
Trademark	26
Domain name	17
Property and equipment	10

Total assets acquired at fair value	$1,067

The purchase price exceeded the fair value of the assets acquired by $725, which was recorded as goodwill. The acquisition expenses associated with the transaction were $25 for the year ended December 31, 2013, and were expensed as incurred and are included in general and administrative expense on the accompanying consolidated statement of operations.

The accompanying consolidated financial statements do not include any revenues or expenses related to the Access Partners business on or prior to January 31, 2013, closing date of the acquisition. The consolidated statement of operations for the year ended December 31, 2013, included $2,992 of revenues and net loss of $125 related to Access Partners for the period from the acquisition date through December 31, 2013.

FOLIO DYNAMICS, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

(dollar amounts in thousands except for per share amounts)

December 31, 2013

NOTE C—SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

[1] Reclassifications:

Certain prior year amounts have been reclassified to conform with the current year presentation.

[2] Use of estimates:

The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. The most significant estimate used in these consolidated financial statements includes stock based compensation, the allocation of the intangible assets in the business combination, the estimated lives of intangible assets and property and equipment and the deferred tax valuation allowance. Actual results could differ from those estimates.

[3] Revenue recognition:

The Company generates revenues primarily in the form of recurring software license and subscription fees, professional services fees from customization and integration services related to its software, professional services fees for customized investment program management and consulting, and investment advisory services. The initial subscription arrangement term is between three and five years.

Platform

Revenue from term software license arrangements is recognized on a subscription basis over the customer contract license term of use. Revenue from annual maintenance and hosting is deferred and recognized on a straight-line basis over the period that the service is provided.

Software license revenues from multiple element contracts for which the Company can separate the software license element from the service elements included in the initial contract is recognized when there is evidence of an arrangement, the product has been shipped or delivered to the customer, fees are fixed and determinable and collection of the related receivable is probable. Revenue allocated to the service elements is recognized over the term of the arrangement. Revenue related to professional services is recognized as the services are performed. Revenues from multiple element software contracts for which the Company cannot separate the software license element from the service elements is deferred until all elements of the arrangement have been delivered. Revenue under arrangements with multiple elements is allocated under the residual method. Under the residual method, revenue is allocated first to the undelivered elements based on their Vendor Specific Objective Evidence (VSOE) of fair value and the residual amount is applied to the delivered elements.

Certain revenues earned by FDX Advisors require judgment to determine if revenue should be recorded gross as a principal or net of related costs as an agent. In general, these revenues are recognized on a net basis if the Company does not have control over selecting vendors and pricing, and when the Company is acting as an agent of the supplier.

Professional Services

Revenues from professional services are recognized on a time and material basis at contractual rates as the services are performed when they can be separated based on vendor specific objective evidence of fair value.

FOLIO DYNAMICS, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

(dollar amounts in thousands except for per share amounts)

December 31, 2013

NOTE C—SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

[4] Deferred revenue:

Deferred revenue represents amounts collected from, or invoiced to, customers in excess of revenues recognized. Deferred revenue results primarily from the billing of license and professional services fees that are deferred due to one or more of the basic revenue recognition criteria not being met. The amount of deferred revenue will increase or decrease based on the timing of invoices and recognition of revenues.

[5] Restricted cash:

Certain of the Company’s operating leases require the Company to post cash collateral or maintain minimum cash balances in escrow.

[6] Accounts receivable and allowance for doubtful accounts:

The Company extends credit to its customers, based upon credit evaluations, in the normal course of business, primarily with 30-day terms. Bad debts are provided on an allowance method based on historical experience and management’s evaluation of outstanding accounts receivable. Accounts are written off when they are deemed uncollectible. The Company’s allowance for doubtful accounts was approximately $0 at December 31, 2013.

[7] Concentration of credit risk:

The Company maintains its cash in several bank accounts at two high credit quality financial institutions. The balances, at times, may exceed federally insured limits.

[8] Property and equipment:

Property and equipment are stated at cost and depreciated over their estimated useful lives of three to five years. Depreciation and amortization is computed using the straight-line method. Leasehold improvements are amortized over the shorter of an asset’s estimated useful life or the remaining life of the lease. Maintenance and repairs are charged to expense when incurred. When property is retired or otherwise disposed of, the related cost and accumulated depreciation are removed from the respective accounts and any gain or loss is reflected in operations.

[9] Goodwill:

Goodwill is not amortized but is subject to periodic testing for impairment. The test for impairment is conducted annually or more frequently if events occur or circumstances change indicating that the fair value of the goodwill may be below its carrying amount. The Company determined that no events occurred or circumstances changed during the year ended December 31, 2013 that would indicate that the fair value of goodwill may be below its carrying amount. However, if market conditions deteriorate, or if the Company is unable to execute on its strategies, it may be necessary to record impairment charges in the future.

No related impairment losses have been recorded through December 31, 2013.

[10] Intangible assets:

Intangible assets were recorded in connection with various acquisitions in current and prior years. See Note E. Such assets are being amortized on a straight-line basis over one to six years.

FOLIO DYNAMICS, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

(dollar amounts in thousands except for per share amounts)

December 31, 2013

NOTE C—SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

[11] Impairment of long-lived assets:

Long-lived assets, such as property and equipment, and purchased intangibles subject to amortization, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to the fair value of the asset. If the carrying amount of an asset exceeds the fair value, an impairment charge is recognized in the amount by which the carrying amount of the asset exceeds the fair value of the asset. No related impairment losses have been recorded through December 31, 2013.

[12] Advertising costs:

Advertising costs are expensed as incurred. Such expense was not significant in any of the periods presented.

[13] Risks and uncertainties:

The Company is subject to risks and uncertainties including rapid technological change, growth and commercial acceptance of e-commerce, new product development, new product introductions and other activities of competitors, dependence on key personnel, security and privacy issues, dependence on strategic relationships and limited operating history.

[14] Stock based compensation:

The Company accounts for stock based compensation in accordance with ASC Topic 718, Share-Based Payment. Under the fair value recognition provision of this statement, stock based compensation cost is measured at the grant date based on the fair value of the award and is recognized as expense over the applicable vesting period of the stock award using the straight-line method. The Company uses the Black-Scholes option valuation model for estimating the fair value of its stock based awards.

[15] Income taxes:

The Company uses the asset and liability method of accounting for income taxes. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to the differences between the financial statement carrying amounts of the existing assets and liabilities and the respective tax bases.

Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be realized or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in results of operations in the period that the tax rate change occurs. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized.

[16] Deferred financing costs:

Deferred financing costs relate to costs incurred in connection with debt financings and are amortized over the term of the related borrowings using the effective interest rate method.

[17] Financial instruments with characteristics of both liabilities and equity:

Under ASC Topic 480, Distinguishing Liabilities from Equity, the Company accounts for the freestanding Series A-1, Series A-2 and Series B preferred stock warrants (See Note J) as a liability even though the underlying shares are classified as equity.

FOLIO DYNAMICS, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

(dollar amounts in thousands except for per share amounts)

December 31, 2013

NOTE C—SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

[18] Derivative financial instruments:

The Company recognizes all derivative financial instruments as assets or liabilities in its consolidated financial statements and measures them at fair value with changes in fair value reflected as current period income or loss unless the derivatives qualify as hedges.

[19] Fair value measurements:

The Company measures fair value in accordance with Financial Accounting Standards Board Accounting Standards Codification 820, Fair Value Measurements and Disclosures (“ASC Topic 820”). ASC Topic 820 defines fair value, establishes a framework and gives guidance regarding the methods used for measuring fair value, and expands disclosures about fair value measurements. Fair value is an exit price, representing the amount that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants. As such, fair value is a market-based measurement that should be determined based on assumptions that market participants would use in pricing an asset or liability. As a basis for considering such assumptions there exists a three-tier fair-value hierarchy, which prioritizes the inputs used in measuring fair value as follows:

Level 1 -	Unadjusted quoted prices in active markets for identical assets or liabilities that the Company has the ability to access as of the measurement date.
Level 2 -	Inputs other than quoted prices included within Level 1 that are directly observable for the asset or liability or indirectly observable through corroboration with observable market data.
Level 3 -	Unobservable inputs for the asset or liability only used when there is little, if any, market activity for the asset or liability at the measurement date.

This hierarchy requires the Company to use observable market data, when available, and to minimize the use of unobservable inputs when determining fair value.

The fair value of cash and certificates of deposit – restricted is based on its demand value, which is equal to its carrying value. The fair values of notes payable and long-term debt are based on borrowing rates that are available to the Company for loans with similar terms, collateral and maturity. The estimated fair values of notes payable and long-term debt approximate the carrying values. Additionally, the carrying value of all other monetary assets and liabilities is estimated to be equal to their fair value due to the short-term nature of these instruments. The carrying amounts of derivative instruments, including the free-standing preferred stock warrants (See Note J), are marked to fair value.

FOLIO DYNAMICS, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

(dollar amounts in thousands except for per share amounts)

December 31, 2013

NOTE D—PROPERTY AND EQUIPMENT

December 31,
2013
Computer equipment	$2,120
Office equipment	150
Leasehold improvements	23
Purchased software	301

2,594
Less: accumulated depreciation and amortization	(1,513)

$1,081

Related depreciation and amortization expense was approximately $476 for the year ended December 31, 2013.

NOTE E—INTANGIBLE ASSETS

Intangible assets consisted of the following as of December 31, 2013:

		Estimated Useful Life
Non-compete	$382	3 Years
Customer lists	570	3-6 Years
Customer relationships	611	6 Years
Money manager contracts	380	6 Years
Software	935	3 Years
Other	201	2 Years

Total cost	3,079
Less accumulated amortization	(2,164)

Intangible assets, net	$915

Amortization expense related to intangible assets was approximately $241 for the year ended December 31, 2013.

FOLIO DYNAMICS, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

(dollar amounts in thousands except for per share amounts)

December 31, 2013

NOTE E—INTANGIBLE ASSETS (CONTINUED)

The following table shows the expected annual amortization expense associated with the intangible assets over their remaining lives:

Year Ending December 31,
2014	$231
2015	174
2016	166
2017	165
2018	165
Thereafter	14

Total	$915

NOTE F—LONG-TERM DEBT

At December 31, 2013, long-term debt consists of the following:

Note payable, maturing March 1, 2015; monthly principal payments of approximately $29 during 2013, interest at Prime Rate plus 1%.	$441

Note payable, maturing June 1, 2017; monthly principal payments beginning July 2014, interest at Prime Rate plus 1.75%.	2,000

Revolving advance, maturing March 31, 2016; no monthly principal payments during the term, interest at Prime Rate plus 1%.	3,000

Total	5,441

Less: current maturities	(686)

Long-term maturities	$4,755

On June 22, 2011, the Company entered into an Amended and Restated Loan and Security Agreement with Silicon Valley Bank (the “Bank”), which was subsequently amended on May 9, 2012 (the “Amended Agreement”). The Amended Agreement provides for both a revolving line of credit as well as a term loan.

FOLIO DYNAMICS, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

(dollar amounts in thousands except for per share amounts)

December 31, 2013

NOTE F—LONG-TERM DEBT (CONTINUED)

The Amended Agreement is collateralized by substantially all the assets of the Company and contains a number of operating and financial covenants.

In connection with entering into the Amended Agreement, the Company repaid $2,000 of the outstanding principal balance during 2012 reducing the outstanding balance to $1,000 (the “Term Advance”). The term notes bear interest at the Prime Rate plus 1.00%. Commencing on June 1, 2012, the term note is payable in 34 monthly installments of principal plus monthly payments of accrued interest as set forth in the agreement. All outstanding principal and accrued and unpaid interest with respect to the term loan is due and payable in full on March 1, 2015.

The Company entered into a Second Amended and Restated Loan and Security Agreement (“Second Amendment”) with the Bank in October 2013, which was subsequently modified on March 31, 2014. The Second Amendment provides for a term loan and modified the prior revolving line of credit. The loan is secured by all assets of the Company. In connection with the Second Amendment, the Company borrowed $2,000 which bears interest at the Prime Rate plus 1.75%. Commencing on July 1, 2014, the term note is payable in 36 monthly installments of principal plus monthly payments of accrued interest as set forth in the agreement. All outstanding principal and accrued and unpaid interest with respect to the 2013 term loan is due and payable in full on June 1, 2017.

The First Modification to the Second Amendment also increased the available line of credit from $5,500 to $10,000. Further, the line of credit term was extended from October 24, 2015 to March 31, 2016. There is $3,000 in outstanding borrowings under the line of credit as of December 31, 2013 and bears interest at the Prime Rate plus 1.0%. The Prime Rate was 3.25% at December 31, 2013.

The Company expensed approximately $18 of deferred financing costs related to these Bank facilities in 2013. Such amounts were included in interest expense in the accompanying consolidated statement of operations. As of December 31, 2013, there are deferred financing costs of approximately $81, which will be expensed over the remaining term of the agreement.

Annual maturities of long-term debt as of December 31, 2013 are as follows:

Year Ending December 31,
2014	$686
2015	3,755
2016	667
2017	333

$5,441

FOLIO DYNAMICS, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

(dollar amounts in thousands except for per share amounts)

December 31, 2013

NOTE G—INCOME TAXES

The income tax expense for the year ended December 31, 2013 consisted of the following:

Current	$159
Deferred	66

Total	$225

FOLIO DYNAMICS, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

(dollar amounts in thousands except for per share amounts)

December 31, 2013

NOTE G—INCOME TAXES (CONTINUED)

Deferred tax attributes resulting from differences between financial accounting amounts and tax bases of assets and liabilities as of December 31, 2013 are as follows:

Current assets and liabilities
Accrued expenses	$776
AMT credit	81

Total	857
Less valuation allowance	(776)

Net current deferred tax asset	$81

Noncurrent assets and liabilities
Net operating loss carryforwards	$5,886
Stock based compensation	182
Goodwill	(794)
Property and equipment	(199)
Intangible assets	766
Deferred revenue	1,905

Total	7,746
Less valuation allowance	(8,533)

Net noncurrent deferred tax liability	(787)

As of December 31, 2013, the Company had approximately $15,600 of federal net operating loss carryforwards available to offset future income that expire at various dates beginning in 2027.

As of December 31, 2013, the Company had approximately $13,300 of state net operating loss carryforwards available to offset future income that expire at various dates beginning in 2028.

Due to the change in ownership provisions of the Internal Revenue Code, the availability of the Company’s net operating loss carryforwards may be subject to annual limitations against taxable income in future periods, which could substantially limit the eventual utilization of such carryforwards. The Company has not analyzed the historical or potential impact of its equity financings on beneficial ownership and therefore no determination has been made whether the net operating loss carryforwards are subject to any Internal Revenue Code Section 382 limitation.

FOLIO DYNAMICS, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

(dollar amounts in thousands except for per share amounts)

December 31, 2013

NOTE G—INCOME TAXES (CONTINUED)

A reconciliation of the Company’s effective tax rate is as follows for the year ended December 31, 2013:

Federal statutory rate	34.00%
Increase (decrease) in income taxes resulting from:
State and local taxes (net of federal income tax effect)	(4.49	) %
Permanent differences	(4.10)%
Change in valuation allowance	(45.70)%
Other	5.41%

Effective tax rate	(14.88)%

The Company follows FASB ASC Topic 740-10, Accounting for Uncertainty in Income Taxes. This interpretation prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. The interpretation contains a two-step approach to recognizing and measuring uncertain tax positions accounted for in accordance with FASB ASC Topic 740. The first step is to evaluate the tax position for recognition by determining if the weight of available evidence indicates that it is more likely than not that the position will be sustained on audit, including resolution of related appeals or litigation processes, if any. The second step is to measure the tax benefit as the largest amount which is more than fifty percent likely of being realized upon effective settlement. The interpretation also provides guidance on derecognition, classification, interest and penalties, and other matters. There are no liabilities recorded for uncertain tax positions as of December 31, 2013.

The tax years 2009 through 2013 remain open to examination by the major taxing jurisdictions to which the Company is subject. The Company’s policy is to recognize interest and penalties on unrecognized tax benefits in income tax expense in the consolidated statement of operations. No interest and penalties were recorded during the fiscal year ended December 31, 2013.

NOTE H—COMMON STOCK

Each share of common stock is entitled to one vote. The holders of common stock are also entitled to receive dividends whenever funds are legally available, when and if declared by the Board of Directors, subject to the prior rights of holders of any then outstanding preferred stock.

NOTE I—PREFERRED STOCK

The Company has authorized 4,000,000 shares of preferred stock, of which 1,097,905 shares have been designated as Series A Convertible Redeemable Preferred Stock (800,626 are designated as Series A-1 Convertible Redeemable Preferred Stock and 297,279 are designated as Series A-2 Convertible Redeemable Preferred Stock) and 1,732,551 shares have been designated as Series B Convertible Redeemable Preferred Stock. The remaining 1,169,544 shares of preferred stock have yet to be designated.

FOLIO DYNAMICS, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

(dollar amounts in thousands except for per share amounts)

December 31, 2013

NOTE I—PREFERRED STOCK (CONTINUED)

[1] Series A-1 and Series A-2:

Series A-1

At December 31, 2013, cumulative preferred dividends in arrears were $3,449. The dividends shall be payable in cash at any time and from time to time upon declaration and direction by the Board of Directors. In accordance with the terms of the Certificate of Incorporation, Series A-1 dividends are given liquidation preference over common stock, but there is no liquidation preference between preferred stock series A-1 and A-2. The Company has 5,379 shares of Series A-1 Preferred Stock reserved for issuance pursuant to outstanding convertible securities.

Each share of Series A-1 Preferred Stock is convertible, at the option of the holder thereof, at any time and from time to time, into such number of fully paid and non-assessable shares of common stock as determined by dividing the original issue price by the conversion price in effect at the time of conversion. The conversion price is $9.2954 per share as of December 31, 2013.

Series A-2

At December 31, 2013, cumulative preferred dividends in arrears were $758. The dividends shall be payable in cash at any time and from time to time upon declaration and direction by the Board of Directors. In accordance with the terms of the Certificate of Incorporation, Series A-2 dividends are given liquidation preference over common stock, but there is no liquidation preference between preferred stock series A-1 and A-2. The Company has 47,507 shares of Series A-2 Preferred Stock reserved for issuance pursuant to outstanding convertible securities as of December 31, 2013.

Each share of Series A-2 Preferred Stock is convertible, at the option of the holder thereof, at any time and from time to time, into such number of fully paid and non-assessable shares of common stock as determined by dividing the original issue price by the conversion price in effect at the time of conversion. The conversion price is $8.4937 per share as of December 31, 2013.

[2] Series B:

At December 31, 2013, cumulative preferred dividends in arrears were $4,533. Each share of Series B Preferred Stock is convertible, at the option of the holder thereof, at any time and from time to time, into such number of fully paid and non-assessable shares of common stock. The conversion price is $10.35 per share. The Series B dividends accrue from day to day, whether or not earned or declared, and shall be cumulative at a rate of 8% per annum compounded quarterly. Beginning on the 5th anniversary of the original issue date of the Series B Preferred Stock (December 2015) dividends shall continue to accrue at an annual rate of 8% (but shall be non-compounded). The Series B Preferred Stock shall be entitled to receive prior to and in preference to any distribution of any assets of the Company an amount per share equal to the sum of (i) the original issue price and (ii) any accrued but unpaid dividends.

FOLIO DYNAMICS, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

(dollar amounts in thousands except for per share amounts)

December 31, 2013

NOTE I—PREFERRED STOCK (CONTINUED)

[3] Automatic Conversion:

All shares of Series B, Series A-1, and Series A-2 Preferred Stock shall automatically convert into shares of common stock, at the then effective conversion price, upon (i) as to the Series B Preferred Stock, the vote or consent in writing of the holders of at least a majority of the shares of Series B Preferred Stock then outstanding, (ii) as to the Series A-1 Preferred Stock, the vote or consent in writing of at least a majority of the shares of Series A-1 Preferred Stock then outstanding, (iii) as to the Series A-2 Preferred Stock, the vote or consent of at least a majority of the shares of the Series A-2 Preferred Stock then outstanding, and (iv) as to each of the Series B, Series A-1, and Series A-2 Preferred Stock, the closing of the sale of shares of common stock in a firm commitment underwritten public offering where the aggregate proceeds are at least $50,000, the pre-money valuation is at least $150,000, and the shares of common stock sold in such offering are listed on the New York Stock Exchange, Inc. or the NASDAQ Global Market, as defined in the agreement.

In the event the Company shall at any time after the Series B, Series A-1 and Series A-2 original issue date, issue additional shares of common stock without conversion, or for consideration per share less than the applicable conversion prices in effect on the date of and immediately prior to such issuance, then the applicable conversion prices shall be reduced concurrently with such issuance, to a price determined in accordance with the agreement. This down-round feature has not been accounted for separately at fair value but represents a contingent beneficial conversion amount required to be calculated and recognized when and if the adjusted conversion price of the preferred stock is adjusted as a consequence of a down-round stock issuance.

[4] Redemption:

After the 5th anniversary date of the original issue date as to the Series B Preferred Stock (December 2015), the Company shall be obligated to redeem the Series B, Series A-1, and Series A-2 upon an election of the holders of such stock. A holder of Series B, Series A-1, or Series A-2 shall have the right to elect to cause a redemption of all but not less than all of the Series B, Series A-1, or Series A-2 Preferred Stock. Shares shall be redeemed by the Company at an amount in cash per share of Series B, Series A-1, and Series A-2 equal to the aggregate proceeds to which the holders of Series B, Series A-1 and Series A-2 would be entitled to receive with respect to each share of Series B, Series A-1 and Series A-2 assuming that the Company were liquidated and the proceeds of such liquidation were equal to the Company’s fair market value as of the date of the redemption event.

FOLIO DYNAMICS, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

(dollar amounts in thousands except for per share amounts)

December 31, 2013

NOTE J—WARRANTS

A summary of changes in warrants for the year ended December 31, 2013 is as follows:

	Common Stock		Series A-1 and A-2 Convertible Redeemable Preferred Stock		Series B Convertible Redeemable Preferred Stock
	Number of Warrants	Weighted Average Exercise Price	Number of Warrants	Weighted Average Exercise Price	Number of Warrants	Weighted Average Exercise Price
Warrants outstanding—January 1, 2013	165,902	0.46	54,085	8.57	184,783	1.96

Warrants adjusted	—	—	—	—	—	—
Warrants granted	—	—	—	—	—	—
Warrants exercised	—	—	—	—	(128,527)	0.01

Warrants outstanding—December 31, 2013	165,902	0.46	54,085	8.57	56,256	6.40

Warrants exercisable—December 31, 2013	165,902	$0.46	54,085	$8.57	56,256	$6.40

Under ASC Topic 480, Distinguishing Liabilities from Equity, the Company accounts for the freestanding Series A-1, Series A-2, and Series B Preferred Stock warrants as a liability even though the underlying shares are classified as equity.

The Company recorded a change in fair value of the Series A-1 and Series A-2 Preferred Stock warrants of $41 during the year ended December 31, 2013.

The Company recorded a change in fair value of these Series B preferred warrants of $4 during the year ended December 31, 2013.

FOLIO DYNAMICS, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

(dollar amounts in thousands except for per share amounts)

December 31, 2013

NOTE J—WARRANTS (CONTINUED)

During the year ended December 31, 2013, certain warrant holders exercised warrants to purchase 128,527 shares of the Company’s common stock for approximately $1. As a result of this exercise, the fair value of the warrants on the date they were exercised of $1,551 was reclassified to additional paid-in capital. The Company recorded a change in the fair value of the related warrant liability of $17 for the year ended December 31, 2013.

The following provides a roll-forward of the liability related to the Company’s Series A-1, Series A-2 and Series B warrants:

Balance as of January 1, 2013	2,753
Exercise of warrants during the year	(1,551)
Change in fair value of warrants	62

Balance as of December 31, 2013	$1,264

NOTE K—STOCK OPTIONS

The Company adopted the Folio Dynamics, Inc. 2008 Stock Incentive Plan (the “Plan”) effective July 31, 2008. Stock options granted under the Plan may be either incentive stock options or nonqualified stock options. The purpose of the Plan is to enable the Company to obtain and retain employees, consultants, and directors. A total of 563,705 shares of common stock have been authorized and reserved for issuance under the Plan. Incentive stock options may be granted at a price equal or greater to 100% of the fair market value at the date of grant. Options become exercisable pursuant to individual vesting schedules, which are set at the sole discretion of the Company’s Board of Directors. Options have generally become exercisable at a rate of 25% per year over a four-year period. All options expire ten years from the date of grant.

FOLIO DYNAMICS, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

(dollar amounts in thousands except for per share amounts)

December 31, 2013

NOTE K—STOCK OPTIONS (CONTINUED)

The Black Scholes option valuation model was used to estimate the fair value of the options issued during 2013. The following weighted average assumptions were used in the valuation and no dividends were assumed:

Average expected life (years)	7 years
Expected volatility	90%
Risk-free interest rate	2.00%
Dividend rate	0%
Forfeiture rate	5%

Expected volatility was calculated using the average historic volatilities from similar public entities. The assumptions used in the Black Scholes option valuation model are highly subjective, particularly as to stock price volatility of the underlying stock, and can materially affect the resulting valuation.

	Outstanding		Exercisable
	Number of Options	Weighted Average Exercise Price	Number of Options	Weighted Average Exercise Price
Options outstanding, January 1, 2013	479,318	1.66	242,079	$1.65

Granted	138,863	2.25
Exercised	(22,641)	1.65
Expired	—	—
Forfeited/Cancelled	(70,370)	1.65

Options outstanding, December 31, 2013	525,170	$1.82	285,257	$1.66

Shares of common stock available for future grant under Company plans	38,535

FOLIO DYNAMICS, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

(dollar amounts in thousands except for per share amounts)

December 31, 2013

NOTE K—STOCK OPTIONS (CONTINUED)

Additional information as of December 31, 2013 with respect to all outstanding options is as follows:

Outstanding			Exercisable
Number of Options	Weighted Average Remaining Contractual Life (In Years)	Weighted Average Exercise Price	Number of Options	Weighted Average Exercise Price
525,170	7.75	$1.82	285,527	$1.66

Stock based compensation expense for stock options was approximately $168 for the year ended December 31, 2013. At December 31, 2013 there was approximately $426 of unrecognized compensation cost related to non-vested option grants that is expected to be recognized over a weighted average period of 1.92 years. The weighted average grant date fair value of stock options granted during 2013 was $2.49.

NOTE L—RESTRICTED STOCK

A summary of restricted stock granted, vested, forfeited and unvested restricted stock outstanding during the year ended December 31, 2013, is presented below:

	Restricted Shares	Weighted Average Exercise Price
Unvested restricted shares outstanding, January 1, 2013:	15,000	1.65
Granted	—	—
Vested	(15,000)	(1.65)
Forfeited	—	—

Unvested restricted shares outstanding, December 31, 2013	—	$—

Stock based compensation expense for restricted stock awards was approximately $25 for the year ended December 31, 2013.

FOLIO DYNAMICS, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

(dollar amounts in thousands except for per share amounts)

December 31, 2013

NOTE M—COMMITMENTS AND CONTINGENCIES

[1] Operating leases:

The Company leases its corporate offices and certain equipment under operating leases through 2020.

In June 2014, the Company executed a lease for office space in New Jersey with an expiration date five years and seven months after the commencement date, which is estimated to be during October 2014. No minimum monthly payments are due for the first seven months, with minimum monthly rental payments of approximately $20 beginning seven months after the commencement date and due through the first three years from that date, with an increase to approximately $21 through the remaining lease term.

Commitments for minimum rentals under non-cancellable leases are as follows:

For the Year Ending December 31,
2014	$427
2015	406
2016	444
2017	449
2018	465
Thereafter	415

$2,606

Rent and related expenses for the year ended December 31, 2013 were approximately $671, and are included in general and administrative expenses in the accompanying consolidated statement of operations.

NOTE N—EMPLOYEE BENEFIT PLAN

The Company has a 401(k) and Profit-Sharing Plan that allows eligible employees to contribute up to 100% of their compensation, not to exceed statutory limits. Employee contributions and earnings thereon vest immediately. There was no discretionary employer contribution during 2013.

NOTE O—MAJOR CUSTOMERS

Four customers accounted for approximately 64% of the Company’s revenues for the year ended December 31, 2013. Five customers, including two of the aforementioned four, accounted for approximately 85% of the Company’s outstanding accounts receivable balance as of December 31, 2013.

Major customers are considered to be those who accounted for more than 10% of total revenues and accounts receivable.

FOLIO DYNAMICS, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

(dollar amounts in thousands except for per share amounts)

December 31, 2013

NOTE P—SUBSEQUENT EVENTS

The Company has evaluated subsequent events after December 31, 2013 and through June 13, 2014, the date the consolidated financial statements of the Company were available to be issued.

On April 1, 2014, the Company acquired substantially all the assets of GlobalBridge, Inc. for $1,500 in cash at closing and a minimum of $1,500, with a maximum of $2,750, in deferred payments payable in April 2015 based on the acquired clients achieving certain revenue targets, as defined in the agreement. In the event certain revenue targets are exceeded the deferred payment may be increased to a maximum of $2,750. The Company is currently in the process of obtaining all necessary valuations and evaluating the accounting requirements to account for the transaction under the appropriate authoritative guidance.